EXHIBIT 99(a)

EARNINGS RELEASE

October 23, 2023

PEOPLES BANCORP ANNOUNCES THIRD QUARTER 2023 RESULTS

Contact:	Lance A. Sellers President and Chief Executive Officer

Jeffrey N. Hooper Executive Vice President and Chief Financial Officer

828-464-5620, Fax 828-465-6780

For Immediate Release

Peoples Bancorp of North Carolina, Inc. (NASDAQ: PEBK) (the “Company”), the parent company of Peoples Bank (the “Bank”), reported third quarter 2023 results with highlights as follows:

Third quarter 2023 highlights:

•	Net earnings were $4.1 million or $0.76 per share and $0.74 per diluted share for the three months ended September 30, 2023, as compared to $5.3 million or $0.96 per share and $0.93 per diluted share for the same period one year ago.
•	Net interest margin was 3.39% for the three months ended September 30, 2023 and September 30, 2022.

Year to date highlights:

•	Net earnings were $12.1 million or $2.22 per share and $2.15 per diluted share for the nine months ended September 30, 2023, as compared to $12.0 million or $2.18 per share and $2.11 per diluted share for the same period one year ago.
•	Cash dividends were $0.72 per share during the nine months ended September 30, 2023, as compared to $0.69 per share for the prior year period.
•	Total loans were $1.1 billion at September 30, 2023, as compared to $1.0 billion at December 31, 2022.
•	Non-performing assets were $3.7 million or 0.23% of total assets at September 30, 2023 and December 31, 2022.
•	Total deposits were $1.4 billion at September 30, 2023 and December 31, 2022.
•	Core deposits, a non-GAAP measure, were $1.2 billion or 90.03% of total deposits at September 30, 2023, compared to $1.4 billion or 98.14% of total deposits at December 31, 2022.
•	Net interest margin was 3.57% for the nine months ended September 30, 2023, compared to 3.02% for the nine months ended September 30, 2022.

Net earnings were $4.1 million or $0.76 per share and $0.74 per diluted share for the three months ended September 30, 2023, as compared to $5.3 million or $0.96 per share and $0.93 per diluted share for the prior year period. Lance A. Sellers, President and Chief Executive Officer, attributed the decrease in third quarter net earnings toa decrease in net interest income, an increase in the provision for credit losses and an increase in non-interest expense, compared to the prior year period, as discussed below.

Net interest income was $13.3 million for the three months ended September 30, 2023, compared to $13.8 million for the three months ended September 30, 2022. The decrease in net interest income is due to a $4.1 million increase in interest expense, partially offset by a $3.7 million increase in interest income. The increase in interest expense is primarily due to an increase in time deposits and an increase in rates paid on interest-bearing liabilities. The increase in interest income is due to a $3.1 million increase in interest income and fees on loans and a $895,000 increase in interest income on investment securities,which were partially offset by a $294,000 decrease in interest income on balances due from banks. The increase in interest income and fees on loans is primarily due to an increase in total loans and rate increases by the Federal Reserve, partially offset by a $54,000 decrease in fee income on SBA PPP loans. The increase in interest income on investment securities is primarily due to higher yields on securities purchased after June 30, 2022. The decrease in interest income on balances due from banks is primarily due to a reduction in balances outstanding. Net interest income after the provision for loan losses was $12.8 million for the three months ended September 30, 2023, compared to $13.4 million for the three months ended September 30, 2022. The provision for credit losses for the three months ended September 30, 2023 was $562,000, compared to $408,000 for the three months ended September 30, 2022.The increase in the provision for credit losses is primarily attributable to an increase in qualitative adjustments for economic conditions and other factors at September 30, 2023, compared to September 30, 2022.

Non-interest income was $6.8 million for the three months ended September 30, 2023 and September 30, 2022.

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Non-interest expense was $14.3 million for the three months ended September 30, 2023, compared to $13.5 million for the three months ended September 30, 2022. The increase in non-interest expense is primarily attributable to a $545,000 increase in salaries and employee benefits expense primarily due to a reduction in loan origination costs due to lower loan demand and a $274,000 increase in other non-interest expenses primarily due to increases in debit card expense and FDIC insurance expense.

Net earnings were $12.1 million or $2.22 per share and $2.15 per diluted share for the nine months ended September 30, 2023, as compared to $12.0 million or $2.18 per share and $2.11 per diluted share for the prior year period. The increase in year-to-date net earnings is primarily attributable to an increase in net interest income, which was partially offset by a decrease in non-interest income, an increase in non-interest expense and an increase in the provision for credit losses, compared to the prior year period, as discussed below.

Net interest income was $41.4 million for the nine months ended September 30, 2023, compared to $35.8 million for the nine months ended September 30, 2022. The increase in net interest income is due to a $14.8 million increase in interest income, partially offset by a $9.1 million increase in interest expense. The increase in interest income is due to a $10.0 million increase in interest income and fees on loans, a $53,000 increase in interest income on balances due from banks and a $4.8 million increase in interest income on investment securities. The increase in interest income and fees on loans is primarily due to an increase in total loans and rate increases by the Federal Reserve, partially offset by a $893,000 decrease in fee income on SBA PPP loans. The increase in interest income on balances due from banks is primarily due to rate increases by the Federal Reserve. The increase in interest income on investment securities is primarily due to higher yields on securities purchased after June 30, 2022. The increase in interest expense is primarily due to an increase in time deposits and an increase in rates paid on interest-bearing liabilities. Net interest income after the provision for loan losses was $40.3 million for the nine months ended September 30, 2023, compared to $34.9 million for the nine months ended September 30, 2022. The provision for credit losses for the nine months ended September 30, 2023 was $1.2 million, compared to $889,000 for the nine months ended September 30, 2022. The increase in the provision for credit losses is primarily attributable to an increase in loan balances and in qualitative adjustments for economic conditions and other factors at September 30, 2023, compared to September 30, 2022.

Non-interest income was $16.8 million for the nine months ended September 30, 2023, compared to $21.2 million for the nine months ended September 30, 2022. The decrease in non-interest income is primarily attributable to a $2.5 million net loss on the sale of securities and a $2.2 million decrease in appraisal management fee income due to a decrease in appraisal volume related to national trends in real estate purchases, which were partially offset by a $382,000 increase in miscellaneous non-interest income primarily due to an increase in deferred compensation income due to an increase in valuations for the assets in the deferred compensation plan. The securities sales referenced above were executed in January and February 2023 to reduce risk in the investment portfolio, at a time when favorable sale conditions had developed for municipal securities. These sales also provided the Bank with more flexibility to support loan growth and reduce the need for other borrowings.

Non-interest expense was $41.6 million for the nine months ended September 30, 2023, compared to $41.0 million for the nine months ended September 30, 2022. The increase in non-interest expense is primarily attributable to a $1.0 million increase in salaries and employee benefits expense primarily due to a reduction in loan origination costs due to lower loan demand and an increase in supplemental retirement plan expense, and a $1.2 million increase in other non-interest expenses primarily due to an increase in deferred compensation expense due to an increase in valuations for the assets in the deferred compensation plan, which were partially offset by a $1.8 million decrease in appraisal management fee expense due to a decrease in appraisal volume related to national trends in real estate purchases.

Income tax expense was $1.2 million for the three months ended September 30, 2023, compared to $1.4 million for the three months ended September 30, 2022. The effective tax rate was 22.09% for the three months ended September 30, 2023, compared to 21.06% for the three months ended September 30, 2022. Income tax expense was $3.4 million for the nine months ended September 30, 2023, compared to $3.1 million for the nine months ended September 30, 2022. The effective tax rate was 21.89% for the nine months ended September 30, 2023, compared to 20.40% for the nine months ended September 30, 2022. The increase in the effective tax rate is primarily due to a reduction in non-taxable investments.

Total assets were $1.6 billion as of September 30, 2023 and December 31, 2022. Available for sale securities were $378.8 million as of September 30, 2023, compared to $445.4 million as of December 31, 2022. Total loans were $1.1 billion as of September 30, 2023, compared to $1.0 billion as of December 31, 2022.

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Non-performing assets were $3.7 million or 0.23% of total assets at September 30, 2023 and December 31, 2022. Non-performing assets include $3.6 million in commercial and residential mortgage loans and $134,000 in other loansat September 30, 2023, compared to $3.7 million in commercial and residential mortgage loans and $8,000 in other loans at December 31, 2022.

On January 1, 2023, the Company adopted Accounting Standards Codification (“ASC”) 326 (“CECL”), which replaced incurred loss methodology with current expected loss methodology. This new guidance resulted in an initial reduction to retained earnings of $838,000, net of tax, due to a $1.1 million increase in the allowance for credit losses, comprised of a $2.3 million increase in the allowance for credit losses on unfunded commitments and a $1.2 million decrease in the allowance for credit losses on loans. The allowance for credit losses on loans was $10.3 million or 0.95% of total loans at September 30, 2023, compared to $10.5 million or 1.02% at December 31, 2022. The allowance for credit losses on unfunded commitments was $2.1 million at September 30, 2023 in the Company’s CECL calculation, compared to zero at December 31, 2022 in the Company’s incurred loss calculation. Management believes the current level of the allowance for credit losses is adequate; however, there is no assurance that additional adjustments to the allowance will not be required because of changes in economic conditions, regulatory requirements or other factors.

Deposits were $1.4 billion at September 30, 2023 and December 31, 2022. Core deposits, a non-GAAP measure, which include noninterest-bearing demand deposits, NOW, MMDA, savings and non-brokered certificates of deposit of denominations of $250,000 or less, were $1.2 billion at September 30, 2023, compared to $1.4 billion at December 31, 2022. Management believes it is useful to calculate and present core deposits because of the positive impact this low cost funding source provides to the Bank’s overall cost of funds and profitability. Certificates of deposit in amounts of more than $250,000 totaled $137.7 million at September 30, 2023, compared to $31.0 million at December 31, 2022. Other time deposits totaled $165.4 million at September 30, 2023, compared to $67.0 million at December 31, 2022. The increases in certificates of deposit in amounts of more than $250,000 and other time deposits are primarily due to promotional rates offered on select certificate of deposit products during the nine months ended September 30, 2023.

Securities sold under agreements to repurchase were $83.0 million at September 30, 2023, compared to $47.7 million at December 31, 2022. The increase in securities sold under agreements to repurchase is primarily due to customers that transferred funds from deposits to securities sold under agreements to repurchase during the nine months ended September 30, 2023. Junior subordinated debentures were $15.5 million at September 30, 2023 and December 31, 2022. Shareholders’ equity was $107.4 million, or 6.68% of total assets, at September 30, 2023, compared to $105.2 million, or 6.49% of total assets, at December 31, 2022.

Peoples Bank operates 17 banking offices in North Carolina, with offices in Catawba, Alexander, Lincoln, Mecklenburg, Iredell and Wake Counties. The Bank also operates loan production offices in Lincoln, Mecklenburg, Rowan and Forsyth Counties. The Company’s common stock is publicly traded and is listed on the Nasdaq Global Market under the symbol “PEBK.”

Statements made in this earnings release, other than those concerning historical information, should be considered forward-looking statements pursuant to the safe harbor provisions of the Securities Exchange Act of 1934 and the Private Securities Litigation Act of 1995. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of management and on the information available to management at the time that this release was prepared. These statements can be identified by the use of words like “expect,” “anticipate,” “estimate,” and “believe,” variations of these words and other similar expressions. Readers should not place undue reliance on forward-looking statements as a number of important factors could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, (1) competition in the markets served by the Bank, (2) changes in the interest rate environment, (3) general national, regional or local economic conditions may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and the possible impairment of collectibility of loans, (4) legislative or regulatory changes, including changes in accounting standards, (5) significant changes in the federal and state legal and regulatory environment and tax laws, (6) the impact of changes in monetary and fiscal policies, laws, rules and regulations and (7) other risks and factors identified in the Company’s other filings with the Securities and Exchange Commission, including but not limited to those described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

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CONSOLIDATED BALANCE SHEETS
September 30, 2023, December 31, 2022 and September 30, 2022
(Dollars in thousands)

	September 30, 2023	December 31, 2022	September 30, 2022
	(Unaudited)	(Audited)	(Unaudited)
ASSETS:
Cash and due from banks	$35,762	$50,061	$55,063
Interest-bearing deposits	40,857	21,535	100,398
Cash and cash equivalents	76,619	71,596	155,461

Investment securities available for sale	378,794	445,394	444,367
Other investments	2,900	2,656	2,762
Total securities	381,694	448,050	447,129

Mortgage loans held for sale	1,848	211	975

Loans	1,078,173	1,032,608	1,004,907
Less: Allowance for credit losses on loans	(10,285)	(10,494)	(10,030)
Net loans	1,067,888	1,022,114	994,877

Premises and equipment, net	16,782	18,205	18,508
Cash surrender value of life insurance	18,021	17,703	17,601
Accrued interest receivable and other assets	44,412	43,048	41,739
Total assets	$1,607,264	$1,620,927	$1,676,290

LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits:
Noninterest-bearing demand	$444,627	$523,088	$563,142
Interest-bearing demand, MMDA & savings	633,003	814,128	839,532
Time, over $250,000	137,715	31,001	30,118
Other time	165,423	66,998	68,299
Total deposits	1,380,768	1,435,215	1,501,091

Securities sold under agreements to repurchase	83,024	47,688	37,986
Junior subordinated debentures	15,464	15,464	15,464
Accrued interest payable and other liabilities	20,656	17,365	17,825
Total liabilities	1,499,912	1,515,732	1,572,366

Shareholders' equity:
Preferred stock, no par value; authorized
5,000,000 shares; no shares issued and outstanding	-	-	-
Common stock, no par value; authorized
20,000,000 shares; issued and outstanding
5,549,799 at 9/30/23, 5,636,830 shares at 12/31/22,
5,641,030 shares at 9/30/22	50,969	52,636	52,752
Common stock held by deferred compensation trust,
at cost; 167,193 shares at 9/30/23, 169,094 shares
at 12/31/22, 167,889 shares at 9/30/22	(2,011)	(2,181)	(2,150)
Deferred compensation	2,011	2,181	2,150
Retained earnings	107,372	100,156	97,029
Accumulated other comprehensive loss	(50,989)	(47,597)	(45,857)
Total shareholders' equity	107,352	105,195	103,924

Total liabilities and shareholders' equity	$1,607,264	$1,620,927	$1,676,290

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CONSOLIDATED STATEMENTS OF INCOME
For the three and nine months ended September 30, 2023 and 2022
(Dollars in thousands, except per share amounts)

	Three months ended		Nine months ended
	September 30,		September 30,
	2023	2022	2023	2022
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
INTEREST INCOME:
Interest and fees on loans	$14,145	$11,051	$40,695	$30,727
Interest on due from banks	606	900	1,506	1,453
Interest on investment securities:
U.S. Government sponsored enterprises	2,358	1,288	6,868	2,280
State and political subdivisions	696	1,056	2,254	3,009
Other	501	316	1,383	463
Total interest income	18,306	14,611	52,706	37,932

INTEREST EXPENSE:
Interest-bearing demand, MMDA & savings deposits	1,752	494	4,888	1,263
Time deposits	2,512	134	4,666	421
Junior subordinated debentures	284	146	791	324
Other	418	44	912	117
Total interest expense	4,966	818	11,257	2,125

NET INTEREST INCOME	13,340	13,793	41,449	35,807
PROVISION FOR CREDIT LOSSES	562	408	1,161	889
NET INTEREST INCOME AFTER
PROVISION FOR CREDIT LOSSES	12,778	13,385	40,288	34,918

NON-INTEREST INCOME:
Service charges	1,412	1,458	4,081	4,000
Other service charges and fees	165	169	510	540
Loss on sale of securities	-	-	(2,488)	-
Mortgage banking income	72	59	204	358
Insurance and brokerage commissions	291	213	725	709
Appraisal management fee income	2,785	2,711	7,469	9,656
Miscellaneous	2,049	2,183	6,286	5,904
Total non-interest income	6,774	6,793	16,787	21,167

NON-INTEREST EXPENSES:
Salaries and employee benefits	6,722	6,177	19,508	18,469
Occupancy	1,988	2,038	5,983	5,886
Appraisal management fee expense	2,182	2,151	5,881	7,680
Other	3,363	3,089	10,204	9,004
Total non-interest expense	14,255	13,455	41,576	41,039

EARNINGS BEFORE INCOME TAXES	5,297	6,723	15,499	15,046
INCOME TAXES	1,170	1,416	3,393	3,070

NET EARNINGS	$4,127	$5,307	$12,106	$11,976

PER SHARE AMOUNTS
Basic net earnings	$0.76	$0.96	$2.22	$2.18
Diluted net earnings	$0.74	$0.93	$2.15	$2.11
Cash dividends	$0.19	$0.18	$0.72	$0.69
Book value	$19.94	$18.99	$19.94	$18.99

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FINANCIAL HIGHLIGHTS
For the three and nine months ended September 30, 2023 and 2022, and the year ended December 31, 2022
(Dollars in thousands)

	Three months ended		Nine months ended		Year ended
	September 30,		September 30,		December 31,
	2023	2022	2023	2022	2022
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
SELECTED AVERAGE BALANCES:
Available for sale securities	$448,042	$490,617	$458,216	$453,371	$467,484
Loans	1,064,135	971,592	1,052,540	925,178	949,175
Earning assets	1,561,298	1,624,128	1,553,689	1,595,485	1,601,168
Assets	1,602,799	1,686,147	1,601,117	1,665,600	1,663,665
Deposits	1,373,251	1,506,666	1,397,975	1,477,264	1,480,113
Shareholders' equity	111,527	114,289	115,879	127,835	123,886

SELECTED KEY DATA:
Net interest margin (tax equivalent) (1)	3.39%	3.39%	3.57%	3.02%	3.22%
Return on average assets	1.02%	1.25%	1.01%	0.96%	0.97%
Return on average shareholders' equity	14.68%	18.42%	13.97%	12.53%	13.01%
Average shareholders' equity to total average assets	6.96%	6.78%	7.24%	7.68%	7.45%

	September 30, 2023	September 30, 2022	December 31, 2022
	(Unaudited)	(Unaudited)	(Audited)

ALLOWANCE FOR CREDIT LOSSES:
Allowance for credit losses on loans	$10,285	$9,355	$10,494
Allowance for credit losses on unfunded commitments	2,131	-	-
Provision for credit losses (2)	1,161	889	1,472
Charge-offs (2)	(579)	(590)	(752)
Recoveries (2)	282	376	419

ASSET QUALITY:
Non-accrual loans	$3,614	$3,708	$3,728
90 days past due and still accruing	99	-	-
Other real estate owned	-	-	-
Total non-performing assets	$3,713	$3,708	$3,728
Non-performing assets to total assets	0.23%	0.22%	0.23%
Allowance for credit losses on loans to non-performing assets	277.00%	270.50%	281.49%
Allowance for credit losses on loans to total loans	0.95%	1.00%	1.02%

LOAN RISK GRADE ANALYSIS:
Percentage of loans by risk grade

Risk Grade 1 (excellent quality)	0.44%	0.57%	0.45%
Risk Grade 2 (high quality)	19.74%	19.68%	19.70%
Risk Grade 3 (good quality)	73.35%	72.87%	73.03%
Risk Grade 4 (management attention)	5.15%	5.63%	5.49%
Risk Grade 5 (watch)	0.78%	0.59%	0.68%
Risk Grade 6 (substandard)	0.54%	0.66%	0.65%
Risk Grade 7 (doubtful)	0.00%	0.00%	0.00%
Risk Grade 8 (loss)	0.00%	0.00%	0.00%

At September 30, 2023, including non-accrual loans, there were two relationships exceeding $1.0 million in the Watch risk grade, which totaled $4.7 million. There were no relationships exceeding $1.0 million in the Substandard risk grade.

(1)

This amount reflects the tax benefit that the Company receives related to its tax-exempt loans and securities, which carry interest rates lower than similar taxable investments due to their tax-exempt status. This amount has been computed using an effective tax rate of 22.98% and is reduced by the related nondeductible portion of interest expense.

(2)	For the nine months ended September 30, 2023 and 2022 and the year ended December 31, 2022.

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